Exhibit 99.22

MBNA MASTER CREDIT CARD TRUST II

SERIES 1996-L

KEY PERFORMANCE FACTORS
JANUARY, 1997



        Expected B Maturity                                       12/15/99


        Blended Coupon                                          5.5781%



        Excess Protection Level
          3 Month Average  3.35%
          January, 1997  *3.35%
          December, 1996  N/A
          November, 1996  N/A


        Cash Yield                                  17.26%


        Investor Charge Offs                        4.54%


        Base Rate                                   9.37%


        Over 35 Day Delinquency                     4.60%


        Seller's Interest                           13.97%


        Total Payment Rate                          12.21%


        Total Principal Balance                     $ 23,234,782,634.76


        Investor Participation Amount               $ 500,000,000.00


        Seller Participation Amount                 $ 3,245,155,116.27


 * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.37% (58/360) was used. The Base Rate was calculated using a 58 day monthly period, 12/3/96-1/31/97.